Exhibit 1


                             JOINT FILING AGREEMENT

                  The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Dated: December 1, 1998

                                    GREENCORE GROUP PLC

                                    By: /s/ Kevin O'Sullivan
                                        --------------------------------------
                                    Name: Kevin O'Sullivan
                                    Title: Chief Financial Officer and
                                           Director


                                    EARLSFORT HOLDINGS B.V.

                                    By: /s/ Kevin O'Sullivan
                                        --------------------------------------
                                    Name: Kevin O'Sullivan
                                    Title: Managing Director